UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2005

Salomon Brothers Global High Income Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	811-21337	57-1175065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 First Stamford Place, 4th Floor, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 890-7041

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Salomon Brothers Global High Income Fund Inc.

CURRENT REPORT ON FORM 8-K

Item 7.01 Regulation FD Disclosure.

On June 2, 2005, Salomon Brothers Global High Income Fund Inc. (the “Fund”) issued a press release reporting that on May 31, 2005, the U.S. Securities and Exchange Commission issued an order in connection with the settlement of an administrative proceeding against Smith Barney Fund Management LLC and Citigroup Global Markets Inc., each an affiliate of the Fund’s Investment Manager, relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds. The Securities and Exchange Commission’s investigation into this matter was first disclosed in December 2003.

Exhibit 99.1 is a copy of the press release. The press release is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, and the information contained in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Fund under the Securities Act of 1933, as amended.

Item 9. 01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number
99.1	Salomon Brothers Global High Income Fund Inc. press release, dated June 2, 2005.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Salomon Brothers Global High Income Fund Inc.
(Registrant)

Date: June 2, 2005	/s/ Thomas C. Mandia
(Signature)

Name: Thomas C. Mandia
Title: Assistant Secretary

3

EXHIBIT INDEX

Exhibit Number
99.1	Press release of the Fund, dated June 2, 2005.

4